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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 11, 2001
                                (Date of Report)

                                January 11, 2001
                        (Date of earliest event reported)

                               McKESSON HBOC, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                            1-13252
(State of  Incorporation)                              (Commission File No.)
        94-3207296
(IRS Employer Identification No.)
         McKesson Plaza
         One Post Street
         San Francisco, CA  94104
(Address of principal executive offices)
(Zip Code)

         Registrant's telephone number, including area code (415) 983-8300


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Item 7.     Financial Statements, pro Forma Financial Information and Exhibits

            (c)      Exhibits

                     99.1 Complaint and Compulsory Counterclaim of McKesson HBOC, Inc.

Item 9.    Regulation FD Disclosure

     McKesson HBOC, Inc. ("McKesson") today filed an action against the New York State Common Retirement Fund, Inc. individually, and as a representative of a class of former HBO & Company ("HBOC") shareholders who exchanged their HBOC shares for McKesson shares in its 1999 merger. In the Complaint, the Company alleges that the exchanged HBOC shares were artificially inflated due to undisclosed accounting improprieties, and that the exchange ratio therefore provided too many shares to former HBOC shareholders. The Company has taken this action to recover the "unjust enrichment" received by those HBOC shareholders who exchanged more than 20,000 shares in the merger. The Company does not allege any wrongdoing by these shareholders. McKesson believes this action is both prudent and necessary to protect the Company's interests, to benefit the current shareholders of the Company, and to enable McKesson to preserve all claims available to it. The Company has itself been sued by most of these same HBOC shareholders who have already benefited from the unfair merger exchange ratio.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                     MCKESSON HBOC, INC.
                                                     Registrant

Date:   January 11, 2001                             By:  /s/  Ivan D. Meyerson


                                                         -----------------------

                                            Name:  Ivan D. Meyerson
                                            Title: Senior Vice President
                                                   General Counsel and Secretary